Exhibit 10.1

UNIFIRST CORPORATION

UNFUNDED SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

AMENDMENT

UniFirst Corporation (the “Company”) maintains the UniFirst Corporation Unfunded Supplemental Executive Retirement Plan (the “Plan) for the purpose of attracting, retaining, and motivating qualified management employees.

The Company retains the right to amend the Plan and has determined that the Plan should be amended for retirements after December 31, 2007.

Now therefore, the following amendment is adopted:

Section 3.2 is amended so that the Primary Social Security Benefit offset will be pro-rated if a Participant with less than thirty (30) Years of Service retires on or after January 1, 2008.

Amended Section 3.2 shall read as follows:

3.2          Normal and Late Retirement Benefit

(a)	The Plan Benefit of a Participant who has a Separation from Service on or after the later of January 1, 2008 or his Normal Retirement Date shall equal (1) less (2) where:
(1)	equals one and one third (1 & 1/3%) percent of his Final Average Earnings multiplied by his Years of Service, limited to 30 such Years, and
(2)	equals three and one third (3 & 1/3%) percent of his Primary Social Security Benefit multiplied by his Years of Service, limited to 30 such Years.
(b)

A Participant who retires after his Normal Retirement Date will have his Plan Benefit computed based on Final Average Earnings as of his actual Retirement Date and on his Years of Service as of such date, without credit for more than 30 such Years.

IN WITNESS WHEREOF, the Company has caused this Plan to be executed on this 8th day of January, 2008.

UNIFIRST CORPORATION
By:	/s/ John B. Bartlett
Title:	Senior Vice President and Chief Financial Officer